    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2002
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RPM INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                       02-0642224
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

            RPM INTERNATIONAL INC. 401(k) TRUST AND PLAN, AS AMENDED
     RPM INTERNATIONAL INC. UNION 401(k) RETIREMENT SAVINGS TRUST AND PLAN,
                                   AS AMENDED
                            (Full Title of the Plan)

                                   ----------

                                FRANK C. SULLIVAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RPM INTERNATIONAL INC.
                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
                                 (330) 273-5090
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:
         P. KELLY TOMPKINS, ESQ.                     EDWARD W. MOORE, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND       CALFEE, HALTER & GRISWOLD LLP
                SECRETARY                       1400 MCDONALD INVESTMENT CENTER
         RPM INTERNATIONAL INC.                       800 SUPERIOR AVENUE
              P.O. BOX 777                        CLEVELAND, OHIO 44114-2688
            2628 PEARL ROAD                             (216) 622-8200
          MEDINA, OHIO 44258
            (330) 273-5090


                                   ----------

                         CALCULATION OF REGISTRATION FEE

============================ ===================== ===================== ===================== =====================
                                                         Proposed              Proposed
         Title of                                        Maximum               Maximum
        Securities                  Amount               Offering             Aggregate             Amount of
           To Be                    To Be               Price Per              Offering            Registration
        Registered                Registered              Share                 Price                  Fee
---------------------------- --------------------- --------------------- --------------------- ---------------------
  Common stock, par value
    $0.01 per share(1)        650,000 shares(2)         $14.405(3)            $9,363,250               $862
============================ ===================== ===================== ===================== =====================

(1) Includes rights (the "Rights") to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of RPM International Inc. (the "Company") under the Company's Rights Agreement, as amended, that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests issuable under the Company's 401(k) Trust and Plan, as amended, and Union 401(k) Retirement Savings Trust and Plan, as amended (collectively, the "Plans"). A total of 625,000 shares of Common Stock will be registered for the 401(k) Trust and Plan, as amended, and a total of 25,000 shares of Common Stock will be registered for the Union 401(k) Retirement Savings Trust and Plan, as amended.
(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional shares of Common Stock that may be issued or become issuable under the respective terms of the Plans in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on November 20, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2002;

         (c) The Company's Current Report on Form 8-K, filed on October 15, 2002; and

         (d) The Company's Registration Statement on Form 8-A, filed with the Commission on May 11, 1999, related to the Rights.

         All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         The Company's authorized capital stock consists of 300,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of October 15, 2002, there were 114,890,987 shares of Common Stock outstanding. No shares of Preferred Stock were outstanding as of the date of this Registration Statement.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders generally, including the election of directors. There are no cumulative voting rights, and, as a result, a plurality of stockholders voting are able to elect directors. Holders of Common Stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of outstanding shares of Preferred Stock, if any. The holders of Common Stock have no preemptive or similar rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are legally issued, fully paid and nonassessable.

PREFERRED STOCK

         The Company's board of directors has the authority, without stockholder approval, to issue shares of Preferred Stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

         -        dividend rights;

         -        voting powers;

         -        preemptive rights;

         -        conversion rights;

         -        redemption rights; and

         -        liquidation rights.

         The issuance of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Common Stock. It also could affect the likelihood that holders of Common Stock will receive dividend payments and payments upon liquidation.

RIGHTS PLAN

  Rights

         In connection with the reincorporation, the Company assumed the Rights Agreement by and between RPM, Inc. and National City Bank (as successor to Harris Trust and Savings Bank), dated as of April 28, 1999, as amended (the "Rights Agreement"). The Company's board of directors has declared a dividend of one Right for each outstanding share of Common Stock.

Rights have been issued in connection with each outstanding share of Common Stock; and Rights will be issued in connection with shares of Common Stock issued subsequently until the distribution date, and, in certain circumstances, for Common Stock issued after the distribution date referred to below. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one-tenth of a share of Common Stock at a price of $7.00, or $70.00 per whole share, subject to adjustment in certain circumstances. A more detailed description and terms of the Rights are set forth in the Rights Agreement. The Rights will not be exercisable until the distribution date and will expire on the tenth annual anniversary of the Rights Agreement, unless earlier redeemed by the Company. Until a Right is exercised, the holder, as such, will have no rights as a stockholder, including the right to vote or to receive dividends.

  Distribution Date

         Under the Rights Agreement, the "distribution date" is the earlier of:

         (1) such time as the Company learns that a person or group, including any affiliate or associate of such person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the Company's outstanding voting securities (such person or group being an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the Rights apply, and

         (2) the close of business on such date, if any, as may be designated by the Company's board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of voting securities.

  Triggering Event and Effect of Triggering Event

         When there is an acquiring person, the Rights will entitle each holder, other than such acquiring person, of a right to purchase, at the purchase price, that number of shares of Common Stock that at the time of such event would have a market value of twice the purchase price.

         If the Company is acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person, or if 50% or more of the Company's assets or assets representing 50% or more of the Company's earning power are sold to an acquiring person or an affiliate or associate of an acquiring person, each Right will entitle its holder, other than Rights beneficially owned by such acquiring person, to purchase, for the purchase price, that number of shares of common stock of such corporation which at the time of the transaction would have a market value of twice the purchase price.

         Any Rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable, and any holder of any such Right will be unable to exercise or transfer any such Right.

  Redemption

         At any time prior to the earlier of (i) such time as a person or group becomes an acquiring person and (ii) the expiration date, the Company's board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per right, which amount shall be subject to adjustment as provided in the Rights Agreement. Immediately upon the action of the Company's board of directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

         In addition, at any time after there is an acquiring person, the Company's board of directors may elect to exchange each Right for consideration per Right consisting of one share of Common Stock, subject to adjustment.

  Amendment

         At any time prior to the distribution date, the Company may, without the approval of any holder of any Rights, supplement or further amend any provision of the Rights Agreement, including the date on which the expiration date or distribution date shall occur, the definition of acquiring person or the time during which the Rights may be redeemed, except that no supplement or amendment shall be made that reduces the redemption price other than under certain adjustments therein.

  Certain Effects of the Rights Agreement

         The Rights Agreement is designed to protect the Company's stockholders in the event of unsolicited offers to acquire the Company and other coercive takeover tactics which, in the opinion of the Company's board of directors, could impair the ability of the board to represent stockholder interests. The provisions of the Rights Agreement may render an unsolicited takeover of the Company more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the Company's stockholders.

ANTI-TAKEOVER EFFECTS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND THE DELAWARE GENERAL CORPORATION LAW

         There are provisions in the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Amended and Restated By-Laws ("By-Laws"), and Delaware General Corporation Law that could discourage potential takeover attempts. They could also make it more difficult for stockholders to change management. These provisions could adversely affect the market price of the Company's Common Stock. These provisions include:

         Authorized But Unissued Stock. The authorized but unissued Common Stock and Preferred Stock may be issued without stockholder approval (although the board of directors has represented that it will not issue any series of Preferred Stock for any defensive or anti-takeover purpose without stockholder approval). Authorized but unissued stock may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Common Stock and Preferred Stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

         Staggered Board. The Company's board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of the Company. In addition, under Delaware law and the Company's Certificate of Incorporation and By-Laws, the Company's directors may be removed from office by the stockholders only for cause and only in the manner provided for in the Company's Certificate of Incorporation. These factors may maintain the incumbency of the Company's board of directors.

         Amendment of Certificate of Incorporation. Under Delaware law, in general, to amend a corporation's certificate of incorporation, the directors of the corporation must first adopt a resolution deeming the amendment advisable and then the holders of a majority of the outstanding stock entitled to vote must vote in favor of the amendment. The Company's Certificate of Incorporation does not change the effect of Delaware law in this regard, except that the provision in the Company's Certificate of Incorporation regarding the number, election and terms of directors may not be repealed or amended without the vote of the holders of not less than 80% of the Company's voting stock, voting as a single class.

         Amendment of By-Laws. Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its by-laws. The Company's Certificate of Incorporation and By-Laws grant the Company's board of directors the power to adopt, amend or repeal the Company's By-Laws at any meeting of the board. The Company's stockholders also may adopt, amend or repeal the Company's By-Laws by a vote of a majority of the Company's voting stock, except that the provision in the Company's By-Laws regarding the number, election and terms of directors may not be repealed or amended without the vote of the holders of not less than 80% of the Company's voting stock, voting as a single class.

         Stockholder Action by Written Consent; Special Meetings of Stockholders. The Company's By-Laws provide that no action that is required or permitted to be taken by the Company's stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that, unless otherwise prescribed by law, a special meeting of stockholders may be called only by the chairman of the board, the president, a majority of the board of directors or the chairman of the board or president at the written request of stockholders holding a majority of the Company's voting stock.

         Interested Stockholder Rule. The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

         - the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

         - upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

         - following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

         Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

         Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

LIMITATIONS ON LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Under Delaware law and Article VIII of the Company's Certificate of Incorporation, the Company's directors will not be personally liable to the Company or the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the duty of loyalty to the Company or the Company's stockholders;

         - for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law;

         - for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

         - for any transaction from which the director derived an improper personal benefit.

         As a result, neither the Company nor the Company's stockholders have the right, through stockholders' derivative suits on the Company's behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

         Under Delaware law, Delaware corporations may indemnify directors and officers from liability if the person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the person had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable to the corporation, unless the Delaware Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Delaware law require indemnification of directors and officers who have been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. Delaware law permits corporations to advance amounts to directors and officers in payment of expenses. The indemnification authorized by Delaware law is not exclusive and is in addition to any other rights granted to directors under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company's indemnification arrangements are set forth in its Certificate of Incorporation. Article IX of the Company's Certificate of Incorporation provides that the Company shall indemnify any person against all expenses, liability and loss reasonably incurred or suffered by such person in connection with the defense of either any action, suit or proceeding to which he or she may be a party defendant or any claim of liability asserted against such person by reason of the fact that he or she is or was the Company's director or he or she is or was serving at the Company's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her action was unlawful.

         In addition, unless ordered by a court, indemnification shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because the person has met the applicable standard of conduct under Delaware law. This determination is made, with respect to a person who is a director or officer at the time of such determination, by (i) a majority vote of the directors who are not parties to or threatened with the action, even though less than a quorum, (ii) a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion or (iv) the stockholders. The indemnification provided for in the Company's Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled to under any statute, the Company's Certificate of Incorporation, the Company's By-Laws, any agreement, a vote of stockholders or disinterested directors or otherwise. The Company has also entered into Indemnification Agreements under which the Company has agreed, among other things, to indemnify its directors and officers to the maximum extent then authorized or permitted by the Company's Certificate of Incorporation or Delaware law.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Company's Common Stock is National City Bank. Its address is 1900 E. 9th Street, Cleveland, Ohio 44114, and its telephone number is (800) 622-6757.

LISTING

         The Company's Common Stock is quoted on the New York Stock Exchange under the trading symbol "RPM".

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Specifically, this section provides that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, Article VIII of the Company's Certificate of Incorporation provides that to the full extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

         Article IX of the Certificate of Incorporation provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

         Both the DGCL and Article IX of the Certificate of Incorporation provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers against certain liabilities that might arise in connection with their respective positions with the Company.

         The Company has entered into Indemnification Agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

         The Company hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify such Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9. UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 26th day of November, 2002.

                                      RPM INTERNATIONAL INC.

                                      By:  /s/ Frank C. Sullivan
                                         ---------------------------------------
                                          Frank C. Sullivan
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 26th day of November, 2002.

             Signature                      Title
             ---------                      -----


/s/ Frank C. Sullivan               President, Chief Executive Officer and
-----------------------------       a Director (Principal Executive Officer)
Frank C. Sullivan


/s/ Robert L. Matejka               Vice President, Chief Financial Officer and
-----------------------------       Controller (Principal Financial and
Robert L. Matejka                   Accounting Officer)


/s/ Thomas C. Sullivan              Chairman of the Board of Directors
-----------------------------
Thomas C. Sullivan


/s/ Max D. Amstutz                  Director
-----------------------------
Max D. Amstutz


/s/ Edward B. Brandon               Director
-----------------------------
Edward B. Brandon


/s/ Bruce A. Carbonari              Director
-----------------------------
Bruce A. Carbonari

              Signature                                        Title
              ---------                                        -----


/s/ E. Bradley Jones                                          Director
-------------------------------------------------
E. Bradley Jones


/s/ James A. Karman                                           Director
-------------------------------------------------
James A. Karman


/s/ Donald K. Miller                                          Director
-------------------------------------------------
Donald K. Miller


/s/ William A. Papenbrock                                     Director
-------------------------------------------------
William A. Papenbrock


/s/ Albert B. Ratner                                          Director
-------------------------------------------------
Albert B. Ratner


/s/ Jerry Sue Thornton                                        Director
-------------------------------------------------
Jerry Sue Thornton


/s/ Joseph P. Viviano                                         Director
-------------------------------------------------
Joseph P. Viviano

       The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 26th day of November, 2002.


                            RPM INTERNATIONAL INC. 401(k)
                                 TRUST AND PLAN

                            By: RPM International Inc., Plan Administrator


                            By:     /s/  Janeen Kastner
                                 -----------------------------------------------
                                  Janeen Kastner, Director of Human
                                   Resources and Administration



                            RPM INTERNATIONAL INC. UNION
                                 401(k) RETIREMENT SAVINGS
                                 TRUST AND PLAN

                            By: RPM International Inc., Plan Administrator


                            By:     /s/  Janeen Kastner
                                 -----------------------------------------------
                                  Janeen Kastner, Director of Human
                                   Resources and Administration

                                  EXHIBIT INDEX

     EXHIBIT NUMBER                           EXHIBIT DESCRIPTION
     --------------                           -------------------

            4.1 Amended and Restated Certificate of Incorporation of the Company. (x)

            4.2            Amended and Restated By-Laws of the Company. (x)

            4.3 Specimen Certificate of Common Stock, par value $0.01 per share, of the Company. (x)

            4.4 Rights Agreement, dated as of April 28, 1999, between RPM International Inc. (as successor to RPM, Inc.) and Harris Trust and Savings Bank, which is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, as filed with the Commission on May 11, 1999.

            4.4.1 Amendment to Rights Agreement, dated as of December 18, 2000, among RPM International Inc. (as successor to RPM, Inc.), Computershare Investor Services (formerly Harris Trust and Savings Bank) and National City Bank, which is incorporated herein by reference to Exhibit 4.4.1 of the Company's Annual Report on Form 10-K for the period ended May 31, 2001.

            4.4.2 Second Amendment to Rights Agreement, dated as of October 15, 2002, among RPM, Inc., National City Bank (as successor rights agent to Computershare Investor Services, formerly Harris Trust and Savings Bank) and RPM International Inc. (x)

            4.5 RPM International Inc. 401(k) Trust and Plan, as amended. (x)

            4.5.1 Amendment No. 1 to RPM International Inc. 401(k) Trust and Plan, as amended. (x)

            4.5.2 Amendment No. 2 to RPM International Inc. 401(k) Trust and Plan, as amended. (x)

            4.6 RPM International Inc. Union 401(k) Retirement Savings Trust and Plan, as amended. (x)

            4.6.1 Amendment No. 1 to RPM International Inc. Union 401(k) Retirement Savings Trust and Plan, as amended. (x)

            4.6.2 Amendment No. 2 to RPM International Inc. Union 401(k) Retirement Savings Trust and Plan, as amended.
                           (x)

            5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered. (x)

            23.1           Consent of Ciulla, Smith & Dale, LLP. (x)


            23.2           Consent of Calfee, Halter & Griswold LLP (included in
                           Exhibit 5.1).
-----------------

(x)  Filed herewith.






















                                      E-2